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                                                                    Exhibit 21.1

PF CHANG'S CHINA BISTRO, INC. Subsidiaries and Affiliated Companies

P.F. Chang's II, Inc.
PF Chang's III, LLC
Fleming/PFC III Corp.
PFC III Building LP
Pei Wei Asian Diner, Inc.
PFCCB Administration, Inc.
PFCCB Equipment LLC
PFCCB Licensing, Inc.
PFCCB Marlton LLC
PFCCB Texas, Inc.
PFCCB Club-Frankford, Inc.
P.F. Chang's VI, Inc.
The Arbors Club, Inc.
Pei Wei Houston, Inc.
PWAD Hebron Club, Inc.
PWAD Texas, Inc.
Pei Wei Asian Diner One LLC
Pei Wei Asian Diner Two (Dallas) LLP
Pei Wei Asian Diner Three (SoCal) LLP
Pei Wei Asian Diner Four (Houston) LLP
Pei Wei Asian Diner Five (Denver) LLP
Pei Wei Asian Diner Six (Nevada) LLP
PFCCB Florida Joint Venture
PFCCB Halpern LLC
PFCCB Loutex Joint Venture
PFCCB Mid Atlantic LLC
PFCCB Midwest LLC
PFCCB NewTex Joint Venture
PFCCB Northwest LLC
PFCCB NUCA LLC
PFCCB SoCal LLC
PFCCB SoCal II LLC
PFCCB Wichita LLC
PWAD-Preston Center Club, Inc.
PWAD Hebron Lewisville Club, Inc.
PWAD-Allen Club, Inc.
PWAD-Forest Lane Club, Inc.
PW Kingwood Club, Inc.